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                                                                    Exhibit 99.1
[PLATO LEARNING LOGO]


_________________________________________________________ FOR IMMEDIATE RELEASE

                                CONTACT: JOHN MURRAY --CHAIRMAN, PRESIDENT & CEO
                                         LARRY BETTERLEY--VP & CFO
                                         STEVE SCHUSTER --VP & TREASURER
                                         952.832.1000


                              PLATO LEARNING, INC.
              ANNOUNCES RESIGNATION OF ITS CHIEF FINANCIAL OFFICER

MINNEAPOLIS, MN -- NOVEMBER 10, 2004 -- PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K-Adult computer-based and e-learning solutions, announced today that Greg Melsen, its Vice President, Chief Financial Officer, has resigned and will be leaving the company in December after assisting in transitional activities. Mr. Melsen has served in his current role since joining PLATO Learning in February 2002. He intends to accept a similar position at a Minneapolis-based life sciences company with which he has a prior professional relationship.

Larry Betterley has been appointed Vice President and Chief Financial Officer. Mr. Betterley joined the company in June 2004 as its Vice President, Finance and Chief Accounting Officer. His hiring was designed to strengthen the company's finance and accounting organization and for succession planning within those areas. Prior to joining the company, Mr. Betterley was Senior Vice President and Chief Financial Officer of Diametrics Medical, Inc., a publicly-held medical device company, from 1996 through 2003. From 1984 to 1996, he was with Cray Research, Inc., a publicly-traded developer, manufacturer and worldwide marketer of high performance computing systems, serving in various roles including Chief Financial Officer, Vice President-Finance and Administration, and Corporate Controller. Mr. Betterley is a Certified Public Accountant and began his professional career at Deloitte & Touche.

John Murray, Chairman, President and CEO, said, "While disappointed that Greg Melsen is leaving PLATO Learning, I fully understand his reasons and wish him the best for the future. I am pleased to say that Greg has left the company in better standing than when he joined us and thank him for his contributions."

Mr. Murray continued, "We are fortunate to be able to attract experienced business people such as Larry Betterley and to have the personnel depth to promote professionals from within the company. Larry has quickly learned our business and industry. I look forward to his continued contribution in supporting the executives and employees of PLATO Learning and to his active involvement in enhancing shareholder value."

Mr. Melsen stated, "PLATO Learning is a strategically-driven company that has distinguished itself from its competition and has outperformed its peers in a difficult market. I am grateful to have had the opportunity to work with fellow executives and employees who are focused on continual improvement. I believe the company is well-positioned for strategic and operational success."


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CONFERENCE CALL
A conference call to discuss this announcement is scheduled for today at 3:45 PM
(CDT). The dial-in number for this call is 1-877-775-1746. Please call ten minutes prior to the start of the call and inform the operator you are participating in PLATO Learning's call. Should you be unable to attend the live conference call, a recording will be available to you from 4:30 p.m. on November 10, 2004, through midnight November 21, 2004. To access the recording call:
1-800-642-1687. At the prompt, enter pass code number 2164896.

ABOUT PLATO LEARNING
PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.

With trailing 12-month revenues of approximately $140 million, PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ-NMS. PLATO(R) Learning educational software is marketed to K-12 schools and colleges. We also sell to job training programs, correctional institutions, military education programs, corporations and individuals and delivered via networks, CD-ROM, the Internet and private intranets.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, (952) 832-1000 or (800) 869-2000. The Company has domestic offices throughout the United States and international offices in the United Kingdom and Canada. International distributors are located in Puerto Rico, Singapore, South Africa and the United Arab Emirates. The Company's Web address is http://www.plato.com.

This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company's Annual Report on Form 10-K for the year ended October 31, 2003. Actual results may differ materially from anticipated results.

(R) PLATO is a registered trademark of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.



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